Exhibit 99.1

VeriFone Investor Contact:
William Nettles - Director Corporate Development & IR
Tel: 408-232-7843
Email: ir@verifone.com

VeriFone Editorial Contact:
Pete Bartolik
VeriFone, Inc.
Tel: 508-283-4112
Email: pete_bartolik@verifone.com

Lipman Contacts:
Liat Angel (Israel)
Tel: +972-3-9029730
Email: liata@lipman.co.il

Jeff Corbin (USA)
Tel: 212-896-1214
Email: jcorbin@kcsa.com

VeriFone to Acquire Lipman

VeriFone to be #1 or #2 in Most Key Markets Worldwide

Transaction Expected to Close

by the end of current Fiscal Year (October 31, 2006)

Expected to Be Accretive to Fiscal 2007 Earnings

SAN JOSE, CA and ROSH HAAYIN, ISRAEL - April 10, 2006 – VeriFone Holdings, Inc. (NYSE: PAY) and Lipman Electronic Engineering Ltd. (NASDAQ: LPMA; TASE: LPMA) today announced that they have entered into a definitive agreement for VeriFone to acquire Lipman, the Rosh Haayin, Israel-based provider of electronic payment systems. Following the acquisition, VeriFone will become the largest global provider of electronic payment solutions and services, capitalizing on accelerating growth in the emerging markets and demand for IP-based and wireless payment systems.

Lipman shareholders will receive for each Lipman share 0.5 shares of VeriFone common stock and $14.304 in cash, adjusted for a special dividend. The amount of the special dividend has not been finally determined but will likely exceed $23 million. Alternatively, Lipman shareholders may elect to receive either $29.07 in cash, or 0.9844 shares of VeriFone stock for each Lipman share, each adjusted for the special dividend. The cash and stock elections are subject to proration such that VeriFone will issue in the aggregate approximately 13.3 million shares of VeriFone stock and pay approximately

$382 million in cash, adjusted for the special dividend. The acquisition is valued at $793 million based on VeriFone’s share price at the close of trading on April 7th, 2006. VeriFone expects the transaction to be accretive to street consensus estimates for fiscal 2007 net income, as adjusted. Closing is expected to occur by the end of VeriFone’s current fiscal year (October 31, 2006). Following completion of the acquisition, VeriFone will continue to trade on the New York Stock Exchange and will be dual listed on the Tel Aviv Stock Exchange.

VeriFone Chairman and CEO Douglas G. Bergeron said, “The acquisition provides exciting opportunities for VeriFone. The two companies are the fastest growing and most profitable providers of point of sale electronic payment technologies. Geographically, the businesses are complementary, and will be the leader in North America and the emerging markets, and number one or number two in most other key markets world-wide. Through this acquisition we will extend our technology leadership, particularly in the rapidly growing wireless and IP segments. Most importantly, we will be able to bring new technologies to market more quickly, offer a broader set of solutions and increased level of service and support to our customers worldwide.”

“Since its founding in 1974, Lipman has established a track record of innovation and leadership in wireless payment technology, which is crucial to emerging markets that lack wired telephone infrastructure and to capture mobile payments throughout the world. The ability to leverage VeriFone’s worldwide sales and marketing channels will increase the rate at which we can penetrate the emerging markets that have tremendous growth potential,” said Lipman President and CEO Isaac Angel.

In its fiscal year ended October 31, 2005, VeriFone’s net revenues were $485.4 million, an increase of 24% over the comparable period of 2004 with domestic and international growth well exceeding industry growth rates, indicating continued market share gain; net income, as adjusted, for the year was $49.7 million. Lipman’s revenues in the fiscal year ended December 31,

2005 were $235.4 million, an increase of 30.4% over the comparable period of 2004 and net income for the year was US GAAP $20.0 million. The acquisition is subject to approval by shareholders of both companies and customary regulatory approvals.

Lehman Brothers acted as financial advisor to VeriFone on the acquisition. Merrill Lynch acted as financial advisor to Lipman.

Conference Call

The management of VeriFone and Lipman will host a conference call, which will be simultaneously webcast, on April 10th, 2006 at 08:30 AM (EST) to discuss the acquisition. Management may provide forward-looking guidance on this conference call. To access the live conference call, the dial-in numbers are as follows:

Domestic callers: 800-291-5365

International callers: 617-614-3922

Participant Passcode: 53588404

To access the audio webcast, please go to VeriFone’s website (http://ir.verifone.com) at least ten minutes prior to the call to register. The recorded audio webcast will be available on VeriFone’s website until April 17th, 2006.

A replay of the conference call, which can be accessed by dialing toll-free 888-286-8010, and outside the U.S. 617-801-6888, will be available until April 17th, 2006. The access code for the replay is 53209021.

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About VeriFone Holdings, Inc. (www.verifone.com)

VeriFone Holdings, Inc. (“VeriFone”) (NYSE: PAY), a global leader in secure electronic payment technologies, provides expertise, solutions and services for today with a migration strategy for tomorrow. VeriFone delivers solutions that add value to the point of sale, resulting in improved merchant retention and the generation of new sources of revenue for its partners and customers. VeriFone solutions are specifically designed to meet the needs of vertical markets including financial, retail, petroleum, government and healthcare.

About Lipman

Lipman is a leading worldwide provider of electronic payment systems. Lipman develops, manufactures and markets a variety of handheld, wireless and landline POS terminals, electronic cash registers, retail ATM units, PIN pads and smart card readers, as well as integrated PIN and smart card (“Chip & PIN”) solutions. In addition, Lipman develops technologically advanced software platforms that offer comprehensive and customized transaction processing solutions for its customers, as well as managed professional services such as on-site and call-center support with remote terminal management.

Lipman’s corporate headquarters and R&D facilities are located in Israel. Lipman also maintains offices in the US, United Kingdom, Turkey, China, Spain, Finland, Russia, Italy, Canada and Latin America. For more information visit www.lipman.biz.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Holdings, Inc. and Lipman Electronic Engineering Ltd. These risks and uncertainties include: the status of the companies’ relationship with and condition of third parties upon whom we rely in the conduct of our business, our dependence on a limited number of customers, uncertainties related to the conduct of our business internationally, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, our dependence on a limited number of key employees, short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our payment solution offerings, our ability to identify and complete acquisitions and strategic investments and successfully integrate them into our business, and our ability to protect against fraud. For a further list and description of such risks and uncertainties, see our periodic filings with the Securities and Exchange Commission (the “SEC”). VeriFone and Lipman are under no obligation to, and expressly disclaim any obligation to, update or alter their forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

VeriFone intends to file a registration statement on Form S-4, including a proxy statement/prospectus of VeriFone and Lipman, and VeriFone and Lipman will file other materials with the SEC. Investors and security holders are urged to read the registration statement and the proxy statement/prospectus which will be sent to stockholders in connection with the merger and any other relevant documents filed with the SEC when they become available, as well as any amendments or supplements to those documents, because they will contain important information. Investors and security holders may obtain a free copy of documents filed with the SEC at the SEC’s Internet web site at (www.sec.gov). These documents may also be obtained free of charge from VeriFone by directing such request to the investor relations section of verifone.com.